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                                                          Exhibit 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Tencor Instruments on Form S-8 of our report dated December 12, 1993, except for the matter discussed in Note 11 for which the date is December 17, 1993, on our audit of the consolidated financial statements of Prometrix Corporation and Subsidiaries as of October 31, 1993, and for the year then ended (none of which is presented in Tencor Instruments Annual Report on Form 10-K for the year ended December 31, 1995, or in this registration statement).



                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

San Jose, California
July 22, 1996